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                                                                     Exhibit (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



                  We hereby consent to the use in this Registration Statement on Form N-1A of our report dated May 12, 2003, relating to the financial statements and financial highlights of The Signal Funds, which appear in such Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Highlights and Financial Statements" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Columbus, OH
July 31, 2003